EXHIBIT 16.1

                 LETTER FROM ANDERSEN ANDERSEN & STRONG, L.L.C.


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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:      Golden Hole, Inc.
         Commission File #0-30721

Dear Sir/Madam:

We have read and agree with the comments in Item 4 of Form 8-K of Golden Hole, Inc., dated January 28, 2002.


Sincerely


/s/ ANDERSEN ANDERSEN & STRONG LLC



Andersen Andersen & Strong, LLC
January 29, 2002
Salt Lake City, Utah